EXHIBIT 23.1      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and related Prospectuses of our report dated April 26, 1999, with respect to the consolidated financial statements and schedule of STERIS Corporation and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 1999:

Registration Number                                  Description                                         Filing Date
--------------------    ----------------------------------------------------------------------    --------------------------
333-65155               Form S-8 Registration Statement -- STERIS Corporation 1998 Long Term      October 1, 1998
                        Incentive Compensation Plan

333-55839               Form S-8 Registration Statement -- Nonqualified Stock Option              June 2, 1998
                        Agreement between STERIS Corporation and John Masefield and the Nonqualified Stock Option Agreement between STERIS Corporation and Thomas J. DeAngelo

333-32005               Form S-8 Registration Statement -- STERIS Corporation 1997 Stock          July 24, 1997
                        Option Plan

333-06529               Form S-3 Registration Statement -- STERIS Corporation                     June 21, 1996

333-01610               Post-effective Amendment to Form S-4 on Form S-8 -- STERIS                May 16, 1996
                        Corporation

33-91444                Form S-8 Registration Statement -- STERIS Corporation 1994 Equity         April 24, 1995
                        Compensation Plan

33-91442                Form S-8 Registration Statement -- STERIS Corporation 1994                April 24, 1995
                        Nonemployee Directors Equity Compensation Plan

33-55976                Form S-8 Registration Statement -- STERIS Corporation 401(k)Plan          December 21, 1992

33-55258                Form S-8 Registration Statement -- STERIS Corporation Amended and         December 4, 1992
                        Restated Non-Qualified Stock Option Plan

    Ernst & Young LLP

Cleveland, Ohio
June 18, 1999